SCHEDULE II

INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

    					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

CONVERTIBLE NOTES- TLXNS LUX 8.25% CV

           GABELLI FUNDS, LLC.
               GABELLI GLOBAL MULTIMEDIA TRUST
                       4/22/04              300              *DI
	     	   GABELLI DIVIDEND & INCOME TRUST
			     4/22/04              950              *DI
               GABELLI CONVERTIBLE FUND
                       4/22/04              2,600            *DI

(1) THE TRANSACTIONS ON 4/22/2004 WERE MADE IN CONNECTION WITH THE ISSUER'S EXCHANGE OFFER DESCRIBED IN ITEM 3 OF THIS AMENDMENT
    TO SCHEDULE 13D.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.